UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 30, 2018, in connection with the pending transfer of the principal place of business of Reed’s Inc., a Delaware corporation (“Reed’s” or the “Company”) to Norwalk, Connecticut, Daniel V. Miles, the Company’s Chief Financial Officer (principal financial officer), resigned from the office of Chief Financial Officer, effective July 31, 2018. Mr. Miles will continue in his employment with Reed’s to support the Company in its transition until August 15, 2018.

(c) On July 30, 2018, the Board of Directors of Reed’s appointed Iris Snyder, age 42, as Chief Financial Officer (principal financial officer), effective July 31, 2018.

From July 2016 to March 2018, Iris Snyder served as Senior Vice President and Chief Financial Officer for Stoli Group USA. In this position, Ms. Snyder headed Finance and Operations, integrating several wine and spirits brands into the portfolio during her tenure. During her tenure with Stoli, she also served as Vice President of Finance from January 2016 to June 2016 and FP & A Director from May 2014 to December 2015. Prior to her tenure with Stoli, Ms. Snyder served as Finance Director for Chobani from November 2013 to May 2014 and held other financial positions in multiple divisions for Diageo Plc, including the position of Finance Director from July 2012 to October 2013.

Mrs. Snyder earned her MBA in Finance Management & Strategy from the Kellogg School of Management at Northwestern University and received her BS in Industrial and Operations Engineering with distinction from the University of Michigan.

Mrs. Snyder, who has been in the employment of Reed’s since May 31, 2018, receives a base salary of $250,000 per annum and participates in a performance based cash bonus structure. On July 9, 2018 the board of directors of the Company granted Mrs. Snyder incentive stock options to purchase 446,000 shares of common stock at an exercise price of $2.70 under the Reed’s Inc. 2017 Incentive Compensation Plan and subject to shareholder approval to increase shares available under the plan. Options that do not qualify as incentive stock options are automatically be treated as non-qualified options. Options to purchase 223,000 shares vest in equal increments annually for a period of 4 years subject to continued employment with the Company. The balance of the options will vest based on performance criteria to be determined, and as may be modified from time to time by the board of directors. Ms. Snyder will be entitled to participate in customary benefits that the Company offers to its executive officers.

There are no current or proposed transactions in which Ms. Snyder has a direct or indirect material interest in which Reed’s is involved and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of Reed’s total assets at year end for the last two completed fiscal years.

A copy of the press release issued by Reed’s announcing the new Chief Operating Officer is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Reed’s Inc. dated July 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: August 2, 2018	By:	/s/ Valentin Stalowir
Valentin Stalowir,
Chief Executive Officer